Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Relations:	PCG Advisory
Sean Leous
+1-646-863-8998
sleous@pcgadvisory.com

	Investors Relations:	PCG Advisory
Adam Holdsworth
+1-646-862-4607
adamh@pcgadvisory.com

GenSpera Announces Private Placement of $2.5 Million

SAN ANTONIO, July 6, 2015— GenSpera, Inc. (OTCQB: GNSZ) announced today that it has entered into definitive agreements with institutional investors, led by a healthcare dedicated fund, for the private placement of shares of common stock and warrants to purchase shares of common stock for gross proceeds of $2.5 million.

GenSpera will issue to the investors an aggregate of 3,571,430 shares of common stock at a purchase price of $0.70 per share. In addition, the Company will issue to the investors series D warrants to purchase an aggregate of 3,571,430 shares of common stock and series E warrants to purchase an aggregate of 3,571,430 shares of common stock. The series D warrants have an exercise price of $0.80 per share and are exercisable for a term of 5 years and the Series E warrants have an exercise price of $0.70 per share and are exercisable for a term of 18 months. The offering is expected to close on or about July 9, 2015, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. acted as the exclusive placement agent for the transaction.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and the shares of common stock issuable the exercise of the warrants within 30 days of the closing date.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Further details of the placement will be described in a Current Report on Form 8-K to be filed with the SEC by the Company and all of the transaction documents will be attached to the Form 8-K. The information is qualified in its entirety by the Current Report to be filed on Form 8-K, including the exhibits, with respect to this transaction.

About GenSpera

GenSpera, Inc. is a San Antonio-based biotech company that unlocks conventional thinking to conceive, design, and develop cancer therapies. GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a patented prodrug delivery system that provides for targeted release of drug candidates within tumors. GenSpera's lead drug candidate, mipsagargin, was granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA) in 2013 for evaluation in patients with hepatocellular carcinoma (liver cancer).

For additional information on GenSpera, visit www.genspera.com and connect on Twitter, LinkedIn, Facebook, YouTube and Google+.

Cautionary Statement Regarding Forward Looking Information

This communication may contain forward-looking statements. Investors are cautioned that statements in this document regarding potential applications of GenSpera's technologies or the future prospects of the company constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights and the acceptance of GenSpera’s proposed therapies by the health community. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera's periodic reports filed with the Securities and Exchange Commission.

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